                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - January 6, 2002
                        (Date of Earliest Event Reported)


                                 GLOBALNET, INC.
             (Exact name of registrant as specified in its charter)


                           Commission File No. 0-27469


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
           Nevada                                         87-0635536
------------------------------              ------------------------------------
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

1919 South Highland Avenue, Suite 125-D
Lombard, Illinois                                           60148
---------------------------------------               ------------------
(Address of principal                                     (Zip Code)
executive offices)
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Registrant's telephone number, including area code:  (630) 652-1300

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


                           Clifford E. Neimeth, Esq.
                              Alan S. Gaynor, Esq.
                             Greenberg Traurig, LLP
                              The MetLife Building
                                200 Park Avenue
                            New York, New York 10166
                                 (212) 801-9200
         -------------------------------------------------------------
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

ITEM 5.  Other Events.

         On January 6, 2002, GlobalNet, Inc. ("GlobalNet"), a Nevada Corporation, The Titan Corporation, a Delaware Corporation ("Titan"), and T T III Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Titan ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into GlobalNet (the "Merger") and GlobalNet will be the surviving corporation in the Merger. Each share of GlobalNet's Common Stock (other than dissenting shares) outstanding immediately prior to the Effective Time will be converted into such number of shares of Titan's common stock ("Titan Common Stock") equal to the Exchange Ratio, plus cash in lieu of fractional shares.

         The Exchange Ratio will be determined based upon the average closing sale price of Titan Common Stock for the 20-consecutive trading day period ending on the fifth trading day prior to GlobalNet's shareholders' meeting to vote on adoption of the Merger Agreement. The Exchange Ratio is subject to a collar ranging from $25.625 to $27.625. If the Titan Average Trading Price is $21.125 or less, Titan can elect to reset the Exchange Ratio, and if the Titan Average Trading Price is $33.150 or more, GlobalNet can elect to reset the Exchange Ratio. If the Exchange Ratio is not reset at the price levels described above, the parties may terminate the Merger Agreement.

         On January 4, 2002, the last trading day prior to the public announcement of the Merger Agreement, the closing sale price per share of Titan Common Stock as reported in the New York Stock Exchange, Inc. ("NYSE") Composite Transactions was $24.57. Moreover, on such date approximately 32,320,878 shares of GlobalNet Common Stock were issued and outstanding and approximately 65,966,332 shares of Titan Common Stock were issued and outstanding.

         The Merger is intended to be treated for U.S. federal income tax purposes as a non-taxable reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Titan intends to account for the Merger using the purchase method.

         The Merger Agreement includes customary pre-closing covenants regarding the operation of its business. Moreover, GlobalNet has agreed to: (i) take all actions required to cause the redemption of its outstanding $2 million convertible note or cause such note to be converted by the holder thereof into shares of GlobalNet Common Stock; (ii) cause all "in the money" options to purchase shares of GlobalNet Common Stock which are outstanding immediately prior to the Effective Time to be assumed by Titan and become exercisable thereafter for shares of Titan Common Stock; and (iii) cause all warrants to purchase shares of GlobalNet Common Stock which are outstanding immediately prior to the Effective Time to be converted by the holders thereof into shares of GlobalNet Common Stock, or exchanged by such holders for an equivalent warrant to purchase shares of Titan Common Stock.

         Consummation of the Merger is subject to certain conditions, including, without limitation, (i) approval of the Merger Agreement by the holders of a majority of GlobalNet's outstanding Common Stock, (ii) the receipt of all requisite consents and approvals by public and governmental authorities, (iii) the receipt by Titan of the consent of its lenders to the Merger (and the transactions contemplated thereby), (iv) the listing on the NYSE of the shares of Titan Common Stock issuable in the Merger, (v) the absence of a Material Adverse Effect involving GlobalNet or Titan, and (vi) other customary closing conditions.

         In connection with the Merger Agreement, certain management-shareholders and an affiliated family limited partnership beneficially owning approximately 32% of the outstanding GlobalNet Common Stock have entered into agreements to vote their shares of GlobalNet Common Stock in favor of the Merger under certain circumstances.

         Furthermore, prior to the Effective Time, GlobalNet's Chairman and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and President, respectively, will enter into amendments to their existing employment agreements to provide for continuation of their employment and certain incentive payments based upon the financial performance of GlobalNet during fiscal year 2002.

         Upon termination of the Merger Agreement under certain circumstances, Titan is entitled to receive a $1.4 million fee and reimbursement of up to $250,000 of professional advisory fees and expenses incurred in connection with the Merger.

         On January 6, 2002, GlobalNet and Titan entered into a secured note purchase agreement pursuant to which Titan has agreed to loan to GlobalNet up to $5.0 million for working capital purposes. Of this $5.0 million amount, Titan has agreed to fund $3.0 million not later than January 10, 2002. In connection with the loan, the above-referenced management shareholders and affiliated family limited partnership have agreed to pledge all of their shares of GlobalNet Common Stock as collateral security thereunder. If the Merger Agreement is terminated under certain circumstances, all borrowings then outstanding under the note purchase agreement will become due and payable within 30 days.

         There can be no assurance whether the Merger will be consummated or, if consummated, as to the timing thereof.

         All capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Merger Agreement. The foregoing description only purports to be a summary of the documents referenced herein and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 hereto, the Voting Agreement filed as Exhibit 9.1 hereto, and the Non-Negotiable Note Purchase Agreement, filed as Exhibit 10.1 hereto (including the respective exhibits to such agreements).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits

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
EXHIBIT           DESCRIPTION
-------           -----------
2.1               Agreement and Plan of Merger dated January 6, 2002, among
                  GlobalNet, Titan and Merger Sub (including the exhibits thereto).

9.1               Voting Agreements dated January 6, 2002.

10.1              Non-Negotiable Note Purchase Agreement dated January 6, 2002.

99.1.             Press Release of GlobalNet issued January 7, 2002.
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
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  GlobalNet, Inc.

                                                  By /s/ Pere Valles
                                                     ---------------------------
                                                  Name:  Pere Valles
                                                  Title: Chief Financial Officer

Dated: January 10, 2002
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                                  EXHIBIT INDEX

PAGE NO.
--------

2.1 Agreement and Plan of Merger dated January 6, 2002, among GlobalNet, Titan and Merger Sub (including the exhibits thereto).

9.1               Voting Agreements dated January 6, 2002.

10.1              Non-Negotiable Note Purchase Agreement dated January 6, 2002.

99.1              Press Release of GlobalNet issued January 7, 2002.